Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE
Brink's Second-Quarter Results Include Strong Profit Growth
in U.S., Mexico and South America

RICHMOND, Va., July 25, 2018 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, secure logistics and payment solutions, today announced results for the second quarter of 2018.

(In millions, except for per share amounts)	Second-Quarter 2018
	GAAP	Change	Non-GAAP	Change
Revenue	$850	+5%	$824	+8%
Operating Profit	$62	+28%	$76	+25%
Operating Margin	7.3%	+130 bps	9.2%	+120 bps
Net Income / Adjusted EBITDA(a)	$(108)	unfav	$118	+25%
EPS	$(2.11)	unfav	$0.74	+12%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
Highlights include:

•	GAAP EPS $(2.11) vs $.28; 2018 EPS includes $2.47 charge for Venezuela deconsolidation

•	Non-GAAP EPS $.74 vs $.66; ninth consecutive quarter of year-over-year profit increases

•	North America profits up 55% (60% constant currency) on strength in U.S. and Mexico

•	South America profits up 27% (62% constant currency) driven by Brazil, Argentina and Chile

•	2018 guidance revised for negative currency translation, partially offset by higher organic growth

Doug Pertz, president and chief executive officer, said: “Second-quarter reported non-GAAP results were very strong, with 8% revenue growth and a 25% increase in operating profit driven by significant improvement in the U.S., Mexico and throughout South America, which more than offset $16 million of negative currency translation. Excluding the impact of foreign exchange, constant currency revenue and operating profit rose 13% and 52%, respectively. On an organic basis, which excludes both currency translation and acquisitions, operating profit rose 38%. These results clearly demonstrate strong operating leverage from internal improvement initiatives and acquisitions, which enabled our profit momentum to continue irrespective of currency rate movements. Reported non-GAAP earnings per share rose 12% for the second consecutive quarter. As in the first quarter, earnings were affected by a higher tax rate and higher net interest costs, two negative factors that should be substantially mitigated in 2019 after the Dunbar acquisition is completed. As a result, future earnings should be more consistent with growth in operating income.”
The negative currency impact is related primarily to the company’s South America segment, where the Argentine peso declined 32% and the Brazilian real declined 11% versus last year’s second quarter. Despite these currency declines, South America operating profit increased 27% on revenue growth of 14%. North America operating profit increased 55% on 4% revenue growth. Profits in the company’s Rest of World segment were relatively flat. See pages 4-5 for more information on second-quarter and full-year segment results, including the impact of currency translation and acquisitions.
Pertz added: “On a constant currency basis, our year-to-date non-GAAP operating profit increased 47%, reflecting continued organic growth and margin expansion that would have put us on track to exceed our prior non-GAAP operating profit guidance range of $365 million to $385 million by approximately $20 million.
However, our new full-year 2018 non-GAAP operating profit range is between $340 million and $360 million. This assumes a negative currency impact of $59 million versus prior year (at July 23 rates) and an additional $5 million impact related to the delayed closing of Rodoban, partly offset by higher organic growth and margin expansion. At the mid-point, this revised 2018 guidance represents a 25% increase over 2017. Our revised 2018 non-GAAP guidance also includes organic revenue growth of 7%, adjusted EBITDA between $490 million and $510 million, and EPS of $3.35 to $3.55 per share.
"Our 2019 adjusted EBITDA target of $685 million, as disclosed on May 31, will be updated when we have more information on the impact of currency fluctuations, operational performance and the timing of acquisitions.”
Deconsolidation of Venezuela Operations
Effective June 30, Brink’s deconsolidated its Venezuela operations for accounting purposes, resulting in a one-time, non-cash charge of $127 million ($2.47 per share) against second-quarter GAAP earnings. Ongoing economic turmoil and currency restrictions in Venezuela have resulted in a lack of operational control as defined by U.S. GAAP. The deconsolidation will not affect the company’s future non-GAAP financial results, its loan covenants or its ongoing operations. Pertz said: “Our management team and employees in Venezuela continue to perform admirably in an extremely challenging environment. If and when the political and economic environment shows material improvement, enabling Brink’s to regain control as defined by GAAP, we will reconsolidate our Venezuela operations.”

Conference Call
Brink’s will host a conference call on July 25 at 8:30 a.m. ET to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10121732 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through August 25, 2018, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10121732. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2018 Guidance (Unaudited)
(In millions except as noted)

	2017 GAAP	2017 Non-GAAP(a)	2018 GAAP Outlook(b)	Reconciling Items(a)	2018 Non-GAAP Outlook(a)
Revenues	$3,347	3,193	3,401	(51)	3,350
Operating profit	274	281	295 – 315	45	340 – 360
Nonoperating expense	(92)	(33)	(218) – (222)	169	(49) – (53)
Provision for income taxes	(158)	(85)	(84) – (101)	(24) – (13)	(108) – (114)
Noncontrolling interests	(7)	(6)	(7)	—	(7)
Income from continuing operations attributable to Brink's	17	157	~ (14) – (15)	~ 196	176 – 186
EPS from continuing operations attributable to Brink's	$0.33	3.03	~ (0.26) – (0.29)	~ 3.73	3.35 – 3.55

Operating profit margin	8.2%	8.8%	8.7% – 9.3%	1.4%	10.1% – 10.7%

Effective income tax rate	86.9%	34.2%	109.0%	(72)%	37.0%

Adjusted EBITDA		425			490 – 510

Changes from 2017	Revenue Change				Operating Profit Change		EPS Change
	2018 GAAP Outlook(b)	% Change vs. 2017	2018 Non-GAAP Outlook(a)	% Change vs. 2017	2018 GAAP Outlook(b)	2018 Non-GAAP Outlook(a)	2018 Non-GAAP Outlook(a)
Organic	2,171	65	235	7	682 – 702	99 – 119	0.83 – 1.03
Acquisitions / Dispositions(c)	62	2	62	2	(6)	19	0.23
Currency	(2,179)	(65)	(140)	(4)	(655)	(59)	(0.74)
Total	54	2	157	5	21 – 41	59 – 79	0.32 – 0.52

Amounts may not add due to rounding

(a)
The 2017 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 10-13. The 2018 Non-GAAP outlook amounts exclude the year-to-date June 2018 Non-GAAP adjusting items applicable to each category. In addition, we have excluded certain other forecasted Non-GAAP adjusting items for the second half of the year, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in the second half of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2018 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in the second half of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(b)
The 2018 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations in the second half of 2018 as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Second-Quarter 2018 vs. 2017

GAAP		Organic	Acquisitions /			% Change
	2Q'17	Change	Dispositions(a)	Currency(b)	2Q'18	Total	Organic
Revenues:
North America	$311	16	—	(3)	324	4	5
South America	205	41	30	(42)	233	14	20
Rest of World	244	3	6	14	267	9	1
Segment revenues(g)	$760	60	36	(31)	824	8	8

Other items not allocated to segments(d)	46	1,658	—	(1,678)	26	(45)	fav
Revenues - GAAP	$806	1,717	36	(1,710)	850	5	fav

Operating profit:
North America	$17	10	—	(1)	26	55	60
South America	36	16	7	(13)	46	27	43
Rest of World	25	(1)	1	1	26	3	(6)
Segment operating profit	79	24	8	(13)	98	25	31
Corporate(c)	(18)	(1)	—	(3)	(22)	25	7
Operating profit - non-GAAP	$61	23	8	(16)	76	25	38

Other items not allocated to segments(d)	(13)	589	(5)	(587)	(15)	16	fav
Operating profit - GAAP	$48	613	4	(603)	62	28	fav

GAAP interest expense	(6)				(16)	unfav

GAAP loss on deconsolidation of Venezuela operations	—				(127)	unfav

GAAP interest and other income (expense)	(11)				(8)	(29)

GAAP provision for income taxes	17				19	8

GAAP noncontrolling interests	(1)				—	unfav

GAAP income (loss) from continuing operations(f)	14				(108)	unfav

GAAP EPS(f)	$0.28				(2.11)	unfav

GAAP weighted-average diluted shares	51.6				51.2	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2Q'17	Change	Dispositions(a)	Currency(b)	2Q'18	Total	Organic

Segment revenues - GAAP/non-GAAP	$760	60	36	(31)	824	8	8

Non-GAAP operating profit	61	23	8	(16)	76	25	38

Non-GAAP interest expense	(6)				(16)	unfav

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	(1)				3	fav

Non-GAAP provision for income taxes	19				24	28

Non-GAAP noncontrolling interests	2				2	6

Non-GAAP income from continuing operations(f)	34				39	13

Non-GAAP EPS(f)	$0.66				0.74	12

Non-GAAP weighted-average diluted shares	51.6				52.1	1

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 8-9 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 10-13.

(f)	Attributable to Brink's.

(g)	Segment revenues equal our total reported non-GAAP revenues.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)

Six Months Ended June 30,

GAAP		Organic	Acquisitions /			% Change
	2017	Change	Dispositions(a)	Currency(b)	2018	Total	Organic
Revenues:
North America	$616	21	2	6	644	5	3
South America	407	76	67	(62)	488	20	19
Rest of World	478	7	18	42	545	14	1
Segment revenues(g)	$1,500	104	87	(14)	1,677	12	7

Other items not allocated to segments(d)	94	1,996	—	(2,039)	51	(46)	fav
Revenues - GAAP	$1,594	2,100	87	(2,053)	1,729	8	fav

Operating profit:
North America	$27	19	—	—	47	73	71
South America	76	32	14	(20)	102	35	42
Rest of World	51	(4)	3	3	52	2	(8)
Segment operating profit	153	47	17	(18)	200	31	31
Corporate(c)	(39)	(11)	—	(2)	(53)	34	28
Operating profit - non-GAAP	$114	36	17	(20)	148	29	31

Other items not allocated to segments(d)	5	581	(11)	(596)	(21)	unfav	fav
Operating profit - GAAP	$119	617	6	(615)	127	6	fav

GAAP interest expense	(11)				(31)	unfav

GAAP loss on deconsolidation of Venezuela operations	—				(127)	unfav

GAAP interest and other income (expense)	(23)				(21)	(6)

GAAP provision for income taxes	32				30	(5)

GAAP noncontrolling interests	5				4	(31)

GAAP income (loss) from continuing operations(f)	49				(86)	unfav

GAAP EPS(f)	$0.95				(1.68)	unfav

GAAP weighted-average diluted shares	51.5				51.0	(1)

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2017	Change	Dispositions(a)	Currency(b)	2018	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,500	104	87	(14)	1,677	12	7

Non-GAAP operating profit	114	36	17	(20)	148	29	31

Non-GAAP interest expense	(11)				(30)	unfav

Non-GAAP loss on deconsolidation of Venezuela operations	—				—	—

Non-GAAP interest and other income (expense)	(2)				4	fav

Non-GAAP provision for income taxes	35				45	29

Non-GAAP noncontrolling interests	3				4	30

Non-GAAP income from continuing operations(f)	64				72	13

Non-GAAP EPS(f)	$1.24				1.39	12

Non-GAAP weighted-average diluted shares	51.5				52.1	1

Amounts may not add due to rounding.

See page 4 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2017	June 30, 2018
Assets
Cash and cash equivalents	$614.3	548.5
Restricted cash	112.6	101.6
Accounts receivable, net	642.3	595.7
Property and equipment, net	640.9	627.4
Goodwill and intangibles	559.4	452.0
Deferred income taxes	226.2	227.2
Other	263.9	318.0

Total assets	$3,059.6	2,870.4

Liabilities and Equity

Accounts payable	174.6	157.4
Debt	1,236.7	1,228.6
Retirement benefits	571.6	547.6
Accrued liabilities	488.5	470.4
Other	250.0	221.3
Total liabilities	2,721.4	2,625.3

Equity	338.2	245.1

Total liabilities and equity	$3,059.6	2,870.4

Selected Items - Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2017	2018
Net cash provided by operating activities	$124.7	109.1
Net cash used by investing activities	(147.5)	(107.4)
Net cash provided (used) by financing activities	79.0	(54.5)

Effect of exchange rate changes on cash	(0.4)	(24.0)
Cash, cash equivalents and restricted cash:
Increase (decrease)	55.8	(76.8)
Balance at beginning of period	239.0	726.9
Balance at end of period	$294.8	650.1

Supplemental Cash Flow Information

Capital expenditures	$(71.1)	(73.3)
Acquisitions	(65.0)	—
Depreciation and amortization	68.5	77.9
Cash paid for income taxes, net	(50.4)	(48.6)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2018 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA, expected costs related to Reorganization and Restructuring activities, and the expected impact of the pending Dunbar acquisition. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2017 and 2018 (Unaudited)
(In millions, except for percentages)

	Revenues
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Revenues:
North America	$304.6	311.0	316.5	322.1	1,254.2	$320.1	324.0	644.1
South America	202.2	204.6	247.4	270.4	924.6	254.8	233.3	488.1
Rest of World	233.5	244.0	264.8	271.8	1,014.1	278.4	266.8	545.2
Segment revenues - GAAP and Non-GAAP	740.3	759.6	828.7	864.3	3,192.9	853.3	824.1	1,677.4

Other items not allocated to segments(a)
Venezuela operations	48.1	46.3	20.8	38.9	154.1	25.8	25.6	51.4
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1	849.7	1,728.8

	Operating Profit
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Operating profit:
North America	$10.2	16.8	16.9	30.1	74.0	$20.6	26.1	46.7
South America	39.2	36.4	47.7	59.5	182.8	55.6	46.1	101.7
Rest of World	25.4	25.4	33.3	31.1	115.2	25.6	26.2	51.8
Corporate	(21.3)	(17.8)	(21.5)	(30.0)	(90.6)	(30.3)	(22.2)	(52.5)
Non-GAAP	53.5	60.8	76.4	90.7	281.4	71.5	76.2	147.7

Other items not allocated to segments(a)
Venezuela operations	21.1	(4.5)	2.5	1.3	20.4	3.5	(1.2)	2.3
Reorganization and Restructuring	(4.1)	(5.6)	(6.4)	(6.5)	(22.6)	(3.7)	(4.5)	(8.2)
Acquisitions and dispositions	0.4	(2.4)	(6.1)	2.8	(5.3)	(6.5)	(7.4)	(13.9)
Reporting compliance	—	—	—	—	—	—	(1.4)	(1.4)
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8	61.7	126.5

	Margin
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Margin:
North America	3.3%	5.4	5.3	9.3	5.9	6.4%	8.1	7.3
South America	19.4	17.8	19.3	22.0	19.8	21.8	19.8	20.8
Rest of World	10.9	10.4	12.6	11.4	11.4	9.2	9.8	9.5
Non-GAAP	7.2	8.0	9.2	10.5	8.8	8.4	9.2	8.8

Other items not allocated to segments(a)	1.8	(2.0)	(1.4)	(0.7)	(0.6)	(1.0)	(1.9)	(1.5)
GAAP	9.0%	6.0	7.8	9.8	8.2	7.4%	7.3	7.3

(a)	See explanation of items on page 9.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs, an additional $17.3 million in 2017 and $6 million in the first six months of 2018. We expect to incur additional costs between $2 and $4 million in future periods, primarily severance costs.

Other Restructurings
Management routinely implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $2.2 million in the first six months of 2018, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $2 and $4 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2018 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $7.2 million in the first six months of 2018.

•	Severance costs related to our 2017 acquisitions in Argentina, France and Brazil were $3.3 million in the first six months of 2018.

•	Transaction costs related to business acquisitions were $2.1 million in the first six months of 2018.

2017 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $8.4 million in 2017.

•	Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico.

•	Severance costs of $4.0 million related to our recent acquisitions in Argentina and Brazil.

•	Transaction costs of $2.6 million related to acquisitions of new businesses in 2017.

•	Currency transaction gains of $1.8 million related to acquisition activity.

Reporting compliance Certain third party costs incurred related to the mitigation of material weaknesses ($0.5 million in the second quarter of 2018) and the implementation and adoption of ASU 2016-02, the new lease accounting standard effective for us January 1, 2019 ($0.9 million in the second quarter of 2018), are excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 9 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2018 Non-GAAP outlook amounts exclude the year-to-date June 2018 Non-GAAP adjusting items applicable to each category. In addition, we have excluded certain other forecasted Non-GAAP adjusting items for the second half of the year, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in the second half of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.  The 2018 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations in the second half of 2018 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '17			YTD '18
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$85.8	31.7	36.9%	$(52.2)	30.0	(57.5)%
Retirement plans(c)	15.9	5.8		16.9	3.9
Venezuela operations(a)	(11.5)	(8.7)		0.6	(3.9)
Reorganization and Restructuring(a)	9.7	3.3		8.2	2.7
Acquisitions and dispositions(a)	2.0	0.5		19.6	9.3
Tax on accelerated income(g)	—	—		—	0.3
Reporting compliance(a)	—	—		1.4	0.3
Loss on deconsolidation of Venezuela operations(h)	—	—		126.7	—
Income tax rate adjustment(b)	—	2.2		—	2.3
Non-GAAP	$101.9	34.8	34.2%	$121.2	44.9	37.0%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 8-9 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 37.0% for 2018 and was 34.2% for 2017.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)	Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.

(e)
Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(f)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(g)	The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.

(h)	Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(i)	There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(j)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(k)
Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017 and second quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017 and second quarter of 2017, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Revenues:
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1	849.7	1,728.8
Venezuela operations(a)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)	(25.8)	(25.6)	(51.4)
Non-GAAP	$740.3	759.6	828.7	864.3	3,192.9	$853.3	824.1	1,677.4

Operating profit (loss):
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8	61.7	126.5
Venezuela operations(a)	(21.1)	4.5	(2.5)	(1.3)	(20.4)	(3.5)	1.2	(2.3)
Reorganization and Restructuring(a)	4.1	5.6	6.4	6.5	22.6	3.7	4.5	8.2
Acquisitions and dispositions(a)	(0.4)	2.4	6.1	(2.8)	5.3	6.5	7.4	13.9
Reporting compliance(a)	—	—	—	—	—	—	1.4	1.4
Non-GAAP	$53.5	60.8	76.4	90.7	281.4	$71.5	76.2	147.7

Operating margin:
GAAP margin	9.0%	6.0%	7.8%	9.8%	8.2%	7.4%	7.3%	7.3%

Non-GAAP margin	7.2%	8.0%	9.2%	10.5%	8.8%	8.4%	9.2%	8.8%

Interest expense:
GAAP	$(4.8)	(6.0)	(7.7)	(13.7)	(32.2)	$(15.0)	(15.8)	(30.8)
Venezuela operations(a)	—	—	—	0.1	0.1	—	0.1	0.1
Acquisitions and dispositions(a)	—	—	0.8	0.3	1.1	0.2	0.2	0.4
Non-GAAP	$(4.8)	(6.0)	(6.9)	(13.3)	(31.0)	$(14.8)	(15.5)	(30.3)

Loss on deconsolidation of Venezuela operations:
GAAP	$—	—	—	—	—	$—	(126.7)	(126.7)
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	126.7
Non-GAAP	$—	—	—	—	—	$—	—	—

Interest and other income (expense):
GAAP	$(11.2)	(11.4)	(21.2)	(16.4)	(60.2)	$(13.1)	(8.1)	(21.2)
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8	8.1	16.9
Venezuela operations(a)	2.9	2.2	0.9	0.8	6.8	1.9	0.9	2.8
Acquisitions and dispositions(a)	—	—	—	6.3	6.3	2.9	2.4	5.3
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—	—	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—	—	—
Non-GAAP	$(1.0)	(0.6)	(0.7)	—	(2.3)	$0.5	3.3	3.8

Taxes:
GAAP	$14.4	17.3	16.4	109.6	157.7	$11.4	18.6	30.0
Retirement plans(c)	2.7	3.1	3.2	3.6	12.6	1.9	2.0	3.9
Venezuela operations(a)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)	(1.5)	(2.4)	(3.9)
Reorganization and Restructuring(a)	1.4	1.9	2.2	2.1	7.6	1.2	1.5	2.7
Acquisitions and dispositions(a)	0.2	0.3	2.5	1.5	4.5	3.1	6.2	9.3
Prepayment penalties(d)	—	—	2.4	(2.2)	0.2	—	—	—
Interest on Brazil tax claim(e)	—	—	1.4	(0.9)	0.5	—	—	—
Tax reform(f)	—	—	—	(86.0)	(86.0)	—	—	—
Tax on accelerated income(g)	—	—	—	0.4	0.4	0.5	(0.2)	0.3
Reporting compliance(a)	—	—	—	—	—	—	0.3	0.3
Income tax rate adjustment(b)	2.5	(0.3)	(1.5)	(0.7)	—	4.6	(2.3)	2.3
Non-GAAP	$16.3	18.5	23.5	26.5	84.8	$21.2	23.7	44.9

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Noncontrolling interests:
GAAP	$5.8	(0.7)	1.2	0.6	6.9	$3.2	0.3	3.5
Venezuela operations(a)	(4.9)	2.2	0.6	0.5	(1.6)	(0.6)	1.6	1.0
Reorganization and Restructuring(a)	0.3	0.1	0.2	0.2	0.8	—	(0.1)	(0.1)
Income tax rate adjustment(b)	0.2	—	(0.2)	—	—	(0.4)	(0.1)	(0.5)
Non-GAAP	$1.4	1.6	1.8	1.3	6.1	$2.2	1.7	3.9

Income (loss) from continuing operations attributable to Brink's:
GAAP	$34.7	14.3	19.9	(52.0)	16.9	$22.1	(107.8)	(85.7)
Retirement plans(c)	4.6	5.5	5.8	6.4	22.3	6.9	6.1	13.0
Venezuela operations(a)	(8.4)	8.3	0.9	—	0.8	0.5	3.0	3.5
Reorganization and Restructuring(a)	2.4	3.6	4.0	4.2	14.2	2.5	3.1	5.6
Acquisitions and dispositions(a)	(0.6)	2.1	4.4	2.3	8.2	6.5	3.8	10.3
Prepayment penalties(d)	—	—	4.1	4.0	8.1	—	—	—
Interest on Brazil tax claim(e)	—	—	2.7	(1.6)	1.1	—	—	—
Tax reform(f)	—	—	—	86.0	86.0	—	—	—
Tax on accelerated income(g)	—	—	—	(0.4)	(0.4)	(0.5)	0.2	(0.3)
Reporting compliance(a)	—	—	—	—	—	—	1.1	1.1
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	126.7
Income tax rate adjustment(b)	(2.7)	0.3	1.7	0.7	—	(4.2)	2.4	(1.8)
Non-GAAP	$30.0	34.1	43.5	49.6	157.2	$33.8	38.6	72.4

Adjusted EBITDA(j):
Net income (loss) attributable to Brink's - GAAP	$34.7	14.2	19.9	(52.1)	16.7	$22.3	(107.9)	(85.6)
Interest expense - GAAP	4.8	6.0	7.7	13.7	32.2	15.0	15.8	30.8
Income tax provision - GAAP	14.4	17.3	16.4	109.6	157.7	11.4	18.6	30.0
Depreciation and amortization - GAAP	33.9	34.6	37.9	40.2	146.6	38.8	39.1	77.9
EBITDA	87.8	72.1	81.9	111.4	353.2	87.5	(34.4)	53.1
Discontinued operations - GAAP	—	0.1	—	0.1	0.2	(0.2)	0.1	(0.1)
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8	8.1	16.9
Venezuela operations(a)	(13.7)	4.1	(2.6)	(1.5)	(13.7)	(1.5)	(0.1)	(1.6)
Reorganization and Restructuring(a)	2.9	4.9	5.7	6.1	19.6	2.5	4.4	6.9
Acquisitions and dispositions(a)	(1.0)	1.3	3.4	(0.5)	3.2	5.6	6.4	12.0
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—	—	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—	—	—
Reporting compliance(a)	—	—	—	—	—	—	1.4	1.4
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	126.7	126.7
Income tax rate adjustment(b)	(0.2)	—	0.2	—	—	0.4	0.1	0.5
Share-based compensation(i)	4.5	4.0	4.0	5.2	17.7	6.8	5.7	12.5
Adjusted EBITDA	$87.6	95.1	112.2	130.1	425.0	$109.9	118.4	228.3

Amounts may not add due to rounding.
See page 10 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

EPS:
GAAP	$0.67	0.28	0.38	(1.02)	0.33	$0.42	(2.11)	(1.68)
Retirement plans(c)	0.09	0.11	0.11	0.12	0.43	0.13	0.12	0.25
Venezuela operations(a)	(0.16)	0.15	0.02	—	0.02	0.01	0.06	0.07
Reorganization and Restructuring costs(a)	0.04	0.07	0.08	0.08	0.27	0.05	0.06	0.11
Acquisitions and dispositions(a)	(0.01)	0.04	0.09	0.05	0.16	0.12	0.07	0.20
Prepayment penalties(d)	—	—	0.08	0.08	0.16	—	—	—
Interest on Brazil tax claim(e)	—	—	0.05	(0.03)	0.02	—	—	—
Tax reform(f)	—	—	—	1.65	1.66	—	—	—
Tax on accelerated income(g)	—	—	—	(0.01)	(0.01)	(0.01)	—	(0.01)
Reporting compliance(a)	—	—	—	—	—	—	0.02	0.02
Loss on deconsolidation of Venezuela operations(h)	—	—	—	—	—	—	2.43	2.43
Income tax rate adjustment(b)	(0.05)	0.01	0.03	0.01	—	(0.08)	0.05	(0.04)
Share adjustment(k)	—	—	—	0.02	—	—	0.04	0.04
Non-GAAP	$0.58	0.66	0.84	0.95	3.03	$0.65	0.74	1.39

Depreciation and Amortization:
GAAP	$33.9	34.6	37.9	40.2	146.6	$38.8	39.1	77.9
Venezuela operations(a)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)	(0.5)	(0.6)	(1.1)
Reorganization and Restructuring costs(a)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)	(1.2)	(0.2)	(1.4)
Acquisitions and dispositions(a)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)	(3.8)	(3.4)	(7.2)
Non-GAAP	$32.0	32.5	34.3	35.5	134.3	$33.3	34.9	68.2

Amounts may not add due to rounding.
See page 10 for footnote explanations.